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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46953 and Form S-8 No. 333-01102) pertaining to the 401(k) Savings Plan of Lynch Corporation and Participating Employers and the Lynch Corporation 2001 Equity Incentive Plan, respectively, of our report dated April 9, 2004, with respect to the consolidated financial statements and schedules of Lynch Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                /s/ ERNST & YOUNG LLP
                                                ------------------------------
                                                ERNST & YOUNG LLP




Providence, Rhode Island
April 12, 2004